UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2024
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated into this Item 1.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On December 2, 2024, the board of directors (the “Board”) of PetMed Express, Inc., a Florida corporation (the “Company”), adopted a rights agreement and declared a dividend of one right (a “Right”) for each outstanding share of Company common stock, par value $0.001 per share (“Common Stock”), to shareholders of record at the close of business on December 16, 2024 (the “Record Date”). The description and terms of the Rights are set forth in a rights agreement, dated as of December 3, 2024 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, a federally chartered trust company, as rights agent (and any successor rights agent, the “Rights Agent”).

The Board adopted the Rights Plan to protect the investment of shareholders during a period in which it believes shares of the Company do not reflect the inherent value of the business or its long-term growth potential, and during which there have been recent significant accumulations of Common Stock by certain shareholders.

The Rights Plan is intended to enable shareholders to realize the long-term value of their investment in the Company by reducing the likelihood that any entity, person, or group is able to gain a control or control-like position in the Company through open market accumulation without paying all shareholders an appropriate control premium or providing the Board sufficient opportunity to make informed judgments and take actions that are in the best interests of all shareholders. The rights plan does not prevent any action that the Board determines to be in the best interest of the Company and its shareholders. The Rights Plan is not intended to interfere with any sale, merger, tender, exchange offer or other business combination approved by the Board. Nor does the Rights Plan prevent the Board from considering any offer that recognizes the full value of the Company and is in the best interests of the Company and its shareholders.

In general terms, the Rights Agreement imposes significant dilution upon any person or group (other than the Company and certain other Excluded Persons and Exempt Persons), that is or becomes the beneficial owner of 12.5% or more of the Common Stock without the prior approval of the Board following the first public announcement by the Company of the adoption of the Rights Agreement. The term “beneficial ownership” is defined in the Rights Agreement and, as more fully discussed below, includes, among other things, certain derivative arrangements. Other capitalized terms not defined herein have the meanings set forth in the Rights Agreement.

A person or group that beneficially owns 12.5% or more of the Common Stock prior to the Company’s first public announcement of its adoption of the Rights Agreement will not trigger any dilution under the Rights Agreement so long as, subject to certain exceptions described in the Rights Agreement, it does not increase its ownership of the Common Stock at a time when it still beneficially owns 12.5% or more of the Common Stock.

A summary of the terms of the Rights Agreement follows:

The Rights. Each Right entitles its registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (“Preferred Stock”), of the Company at an exercise price of $27.00 per Right, subject to adjustment (the “Purchase Price”). The Rights will attach to any shares of Common Stock that become outstanding after the Record Date and prior to the earlier of the Distribution Date (as defined below), the Redemption Date (as defined below), the Final Expiration Date (as defined below), and in certain other circumstances described in the Rights Agreement.

Until the Distribution Date, the Rights are associated with Common Stock and evidenced by Common Stock certificates or, in the case of uncertificated shares of Common Stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the Rights Agreement by reference, and the Rights are transferable with and only with the underlying shares of Common Stock. Until a Right is exercised or exchanged, the registered holder thereof, as such, will have no separate rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Until the Distribution Date, the surrender for transfer of any shares of Common Stock will also constitute the transfer of the Rights associated with those shares. As soon as practicable after the Distribution Date, separate rights certificates will be mailed to holders of record of Common Stock as of the Distribution Date. From and after the Distribution Date, the separate rights certificates alone will represent the Rights. Except as otherwise provided in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

The Rights are not exercisable prior to the Distribution Date and, thereafter, become exercisable only after such time as the Rights become no longer redeemable by the Company. Until a Right is exercised, its holder will have no separate rights as a shareholder of the Company, including the right to vote or to receive dividends. Upon the Distribution Date, any Rights held by an Acquiring Person, its Related Persons, and certain transferees thereof become null and void and may not be exercised.

Exercisability; Separation and Distribution of Rights. Subject to certain exceptions, the Rights become exercisable and will be transferrable separately from Common Stock only upon the “Distribution Date,” which occurs upon the earlier of:

•the close of business on the tenth (10th) Business Day after the “Shares Acquisition Date” (or such later date as may be determined by the Board prior to the Distribution Date that would otherwise have occurred); “Shares Acquisition Date” is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its Related Persons, beneficially owns 12.5% or more of the outstanding shares of Common Stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person; or

•the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to the Distribution Date that would otherwise have occurred) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

Subject to the exceptions set forth in the Rights Agreement, an Acquiring Person does not include:

•any Exempt Person;

•any Existing Holder; or

•the Company or any of its subsidiaries, any officer, director, or employee of the Company or any subsidiary of the Company in his or her capacity as such, or any employee benefit plans of the Company or any subsidiary of the Company, or any entity, trustee, or administrator holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or other benefits for employees of the Company or any subsidiary of the Company.

In addition, the Rights Agreement provides that no person or group will become an Acquiring Person as a result of share purchases or issuances directly from the Company or through an underwritten offering approved by the Board. Also, a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group as promptly as practicable divests a sufficient number of shares so that such person or group would no longer be an Acquiring Person.

Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

Final Expiration Date. The Rights will expire on the earliest to occur of (a) the close of business on December 2, 2025 (the “Final Expiration Date”), (b) the time at which the Rights are redeemed by the Company (as described below), or (c)
the time at which the Rights are exchanged by the Company (as described below).

Exempted Persons and Exempted Transactions. The Rights Agreement grants discretion to the Board to designate a person as an “Exempt Person” or to designate a transaction involving the Common Stock as an “Exempt Transaction.” Except as otherwise provided in the Rights Agreement, an “Exempt Person” cannot become an Acquiring Person under the Rights Agreement. The Board can, in its sole discretion, revoke an “Exempt Person” designation.

Flip-in Event. In the event that any person or group (other than certain exempt persons as designated by the Board) becomes an Acquiring Person (a “Flip-in Event”), each holder of a Right (other than the Acquiring Person, its Related Persons, and certain transferees thereof, whose rights automatically become null and void) will have the right to receive, upon exercise and payment of the Purchase Price, Common Stock having a value equal to two times the Purchase Price, based on the market price of our Common Stock prior to such acquisition.

For example, at a Purchase Price of $27.00 per Right, following a Flip-in Event, each Right not owned by an Acquiring Person, its Related Persons, or certain transferees thereof would entitle its holder to purchase $54.00 worth of Common Stock for $27.00. Assuming that Common Stock had a per share value of $4.50 at that time, the holder of each valid Right would be entitled to purchase twelve (12) shares of Common Stock for $27.00.

Flip-over Event. In the event that, after a person or group has become an Acquiring Person, any of the following occurs (each, a “Flip-over Event”):

•the Company effects a share exchange, consolidates with, or merges with and into, any other Person;

•any Person engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•the Company sells or otherwise transfers, in one transaction or a series of related transactions, 50% or more of the Company’s assets, cash flow or earning power;

each holder of a Right (except for Rights held by an Acquiring Person, its Related Persons, and certain transferees thereof, which will have been voided as described above) will have the right to acquire, upon payment of the Purchase Price, shares of the common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) a market value equal to twice the Purchase Price based on the market price of such person’s stock, prior to such merger.

Preferred Stock Provisions. Each share of Preferred Stock, if issued: (i) will not be redeemable; (ii) will entitle the holder thereof to quarterly dividend payments $0.001 per one one-thousandth of a share or an amount equal to the dividend paid on one share of Common Stock, whichever is greater; (iii) will entitle the holder to receive $1.00 per one one-thousandth of a share or an amount equal to the payment made on one share of Common Stock, whichever is greater, (iv) will have the same voting power as one share of Common Stock; and (v) if shares of Common Stock are exchanged via merger, consolidation or a similar transaction, will entitle the holders to a payment per one one-thousandth of a share equal to the payment made on one share of Common Stock.

Anti-dilution Adjustments. Our Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Common Stock, as applicable. No adjustments to the Purchase Price of less than 1% will be made.

Redemption. At any time prior to the earlier of (i) the Distribution Date or (ii) the close of business on the Final Expiration Date, the Company may redeem all but not less than all the then outstanding Rights, at a price of $0.001 per Right (appropriately adjusted to reflect any stock split, stock dividend, reclassification, or similar transaction occurring after the date of the Rights Agreement). Immediately upon the action of the Board authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Exchange. At any time after any person or group becomes an Acquiring Person, but before an Acquiring Person, together with all Related Persons, becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights owned by the Acquiring Person, together with all Related Persons, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Amendment of the Rights Agreement. The Company may from time to time, in its sole discretion, amend or supplement the Rights Agreement without the consent of the holders of the Rights for so long as the Rights are redeemable. After the Rights are no longer redeemable, the Company may not amend the Rights Agreement in a way that adversely affects holders of the Rights (other than holders of Rights that have become null and void).

Miscellaneous. While, under presently existing U.S. federal income tax law, the distribution of the Rights should not be taxable for U.S. federal income tax purposes to shareholders or to the Company, shareholders may, depending upon the circumstances then existing, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company (or its parent) or in the event of the redemption of the Rights as described above. The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 3.03 of this Current Report, the Board adopted Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (the “Articles of Amendment”), which designates the rights, preferences, and privileges of 100,000 shares of a new series of the Company’s preferred stock, par value $0.001 per share, designated as Series A Junior Participating Preferred Stock. The information set forth in Item 3.03 of this Current Report is incorporated into this Item 5.03 by reference.

The Company filed the Articles of Amendment with the Secretary of State of the State of Florida on December 3, 2024. A copy of the Articles of Amendment has been filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 3, 2024, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1
Articles of Amendment to the Amended and Restated Articles of Incorporation, dated December 3, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on December 3, 2024).

4.1
Rights Agreement, dated December 3, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (which includes the Form of Right Certificate as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on December 3).

99.1	Press Release issued by the Company on December 3, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 3, 2024

PETMED EXPRESS, INC.
By:	/s/ Sandra Compos
Name:	Sandra Campos
Title:	Chief Executive Officer and President